EXECUTION COPY

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT (this "Amendment"), dated as of December 30, 2005, by and among (I) **SMARTIRE SYSTEMS INC.**, a corporation organized and existing under the laws of the Yukon Territory, (II) **CORNELL CAPITAL PARTNERS, LP**, a Delaware limited partnership ("Cornell") and **HIGHGATE HOUSE FUNDS, LTD**, a Cayman Islands exempted company ("Highgate" and, together with Cornell, the "Original Buyers"), (III) **LCC GLOBAL LIMITED**, a Cyprus exempted company ("LCC") and (IV) **STAROME INVESTMENTS LIMITED**, a Cyprus exempted company, **XENTENNIAL HOLDINGS LIMITED**, a Cyprus exempted company, and **STARAIM ENTERPRISES LIMITED**, a Cyprus exempted company (individually referred to as "Starome", "Xentennial", "Staraim" and/or a "New Holder" and collectively referred to as the "New Holders"). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Original Agreement (defined below).

WITNESSETH:

WHEREAS, the Company and the Original Buyers are parties to a Securities Purchase Agreement, dated as of June 23, 2005 (the "Original Agreement"), pursuant to which the Original Buyers acquired the following convertible debentures and warrants of the Company: (i) Thirty Million United States Dollars (U.S. $30,000,000) of convertible debentures (individually referred to as a "Convertible Debenture" collectively referred to as the "Convertible Debentures"), which are convertible into shares of the Company's common stock, no par value (the "Common Stock") (as converted, the "Conversion Shares"), and (ii) warrants (individually referred to as a "Buyers' Warrant" and collectively referred to as the "Buyers' Warrants") to purchase an aggregate of 62,500,000 shares of Common Stock (the "Warrant Shares") as follows:

Name of Original Buyer	Principal Amount of Convertible Debentures Purchased	Buyers' Warrants Purchased	Subscription Amount
Cornell Capital Partners	$28,000,000	58,337,500	$28,000,000
Highgate House Funds	$2,000,000	4,162,500	$2,000,000
Total	$30,000,000	62,500,000	$30,000,000

WHEREAS, the Company and the Original Buyers executed and delivered the Original Agreement in reliance upon an exemption from securities registration afforded by the provisions of:

(i) Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

(ii) Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission (the "BCSC");

WHEREAS, the closing of the transactions contemplated by the Original Agreement (the "Closing") occurred on June 23, 2005, on which date the Original Buyers purchased the Convertible Debentures and the Buyers' Warrants for a total purchase price of Thirty Million Dollars ($30,000,000) (the "Purchase Price") in the respective amounts set forth above (the "Subscription Amount");

WHEREAS, contemporaneously with the execution and delivery of the Original Agreement, the parties executed and delivered: (i) a Registration Rights Agreement substantially in the form attached to the Original Agreement as Exhibit A (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws; (ii) Irrevocable Transfer Agent Instructions substantially in the form attached to the Original Agreement as Exhibit C (the "Irrevocable Transfer Agent Instructions"); and (iii) Buyers' Warrants in such respective amounts and substantially in the form attached to the Original Agreement as Exhibit D;

WHEREAS, on August 1, 2005, the Original Buyers transferred to LCC pursuant to the Assignment Agreement dated as of August 1, 2005 by and among LCC and the Original Buyers (i) the Convertible Debentures, (ii) the Buyers' Warrants and (iii) all of the Original Buyers' rights, benefits, obligations, representations, warranties and covenants in and to the Original Agreement, the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions (the "Initial Transfer");

WHEREAS, on the date hereof, pursuant to the Assignment Agreements each dated as of the date hereof, by and between LCC and Starome, LCC and Staraim and LCC and Xentennial, as the case maybe, LCC desires to transfer to the New Holders (i) all of LCC's rights and benefits under the Original Agreement, the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions and (ii) the Convertible Debentures and Buyers' Warrants in such amounts as follows (the "Transfer");

Name of Transferee	Principal Amount of Convertible Debentures Transferred	Buyers' Warrants Transferred	Purchase Price
Starome Investments Limited	$20,000,000	41,668,750	$20,000,000

Xentennial Holdings Limited	$8,000,000	16,668,750	$8,000,000
Staraim Enterprises Limited	$2,000,000	4,162,500	$2,000,000
Total	$30,000,000	62,500,000	$30,000,000

WHEREAS, it is a condition to the closing of the Transfer that (i) the Company and the Original Buyers amend the Original Agreement and that LCC and the Original Buyers assign all of their respective rights and benefits under the Original Agreement to the New Holders, and (ii) the parties thereto amend and restate the Investor Registration Rights Agreement, the Convertible Debentures, the Buyers' Warrants and the Irrevocable Transfer Agent Instructions.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the parties hereto hereby agree as follows:

1. CONFIRMATION; ASSIGNMENT OF RIGHTS.

(a) The Company and the Original Buyers confirm and covenant that the Closing occurred on June 23, 2005, at which time the Purchase Price was paid in full in cash to, and received by, the Company.

(b) The Company, the Original Buyers and LCC confirm and covenant that the Initial Transfer occurred on August 1, 2005. The Company hereby consents to and agrees to the Initial Transfer and the assignment of such rights to LCC and confirms and agrees that LCC shall be entitled to all rights and benefits of a "Buyer" for all purposes of the Original Agreement.

(c) The Company hereby consents to and agrees to the Transfer and the assignment of LCC's rights and benefits to the New Holders pursuant to the Assignment Agreement and confirms and agrees that each such New Holder shall be entitled to all rights and benefits of a "Buyer" for all purposes of the Original Agreement, as amended hereby (as so amended, the "Purchase Agreement").

2. DOCUMENTS REQUIRED FROM NEW HOLDERS.

Concurrently with the date hereof, the New Holders must complete, sign and return to the Company an executed copy of this Agreement, the Amended and Restated Registration Rights Agreement, dated as of the date hereof, and the Amended and Restated Irrevocable Transfer Agent Instructions, dated as of the date hereof.

3. NEW HOLDERS' REPRESENTATIONS AND WARRANTIES.

In lieu of existing Section 3 of the Original Agreement (which shall not apply to the New Holders or their successors, assigns or transferees), each of the New Holders hereby severally and not jointly represents and warrants to the Company as follows:

(a) Investment Purpose. The New Holder is acquiring the Convertible Debentures and the Buyers' Warrants being acquired by it and, upon conversion of Convertible Debentures or Buyers' Warrants, the New Holder will acquire the Conversion Shares or Warrant Shares, as the case may be, then issuable, for their own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of the Securities Act; provided, however, that such New Holder reserves the right to dispose of the Convertible Debentures, Buyers' Warrants, Conversion Shares or the Warrant Shares at any time in accordance with or pursuant to an effective registration statement covering such Convertible Debentures, Buyers' Warrants, Conversion Shares or Warrant Shares or an available exemption under the Securities Act.

(b) Accredited Investor Status. The New Holder is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. The New Holder understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such New Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such New Holder's set forth herein in order to determine the availability of such exemptions and the eligibility of such New Holder to acquire such securities.

(d) Information. The New Holder and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information as it deemed material to making an informed investment decision regarding its purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such New Holder. The New Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such New Holder or its advisors, if any, or its representatives shall modify, amend or affect such New Holder's right to rely on the Company's representations and warranties contained in Section 3 of the Original Agreement, as supplemented by Section 5 hereof. The New Holder understands that their investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. The New Holder is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such New Holder to obtain information from the Company in order to evaluate the merits and risks of this investment. The New Holder has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(e) No Governmental Review. The New Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the

Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(f) Transfer or Resale. The New Holder understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. The New Holder understands that the certificates or other instruments representing the Convertible Debentures, the Conversion Shares, the Buyers' Warrants and/or the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Convertible Debentures, the Conversion Shares, the Buyers' Warrants and/or the Warrant Shares shall not contain any legend (including the legend set forth above), (A) while a registration statement covering the resale of such security is effective under the Securities Act (provided, however, that the Buyer's prospectus delivery requirements under the Securities Act will remain applicable), or (B) following any sale of such Convertible Debentures, Conversion Shares, Buyers' Warrants or the Warrant Shares pursuant to Rule 144, or (C) if such Convertible Debentures, Conversion Shares, Buyers' Warrants or Warrant Shares are eligible for sale under Rule 144(k), or (D) if such legend is not required under applicable

requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement (the "Effective Date") if required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this clause (ii), it will, no later than five (5) Trading Days following the delivery by the Buyer to the Company or the Company's transfer agent of a certificate representing Convertible Debentures, Conversion Shares, Buyers' Warrants or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such New Holder a certificate representing such Convertible Debentures, Conversion Shares, Buyers' Warrants or Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge(s) the restrictions on transfer set forth herein.

The Company acknowledges and agrees that the New Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Convertible Debentures, the Conversion Shares, the Buyers' Warrants, and/or the Warrant Shares to a financial institution that is an "accredited investor" as defined in Rule 501(à) under the Securities Act and, if required under the terms of such arrangement, the New Holder may transfer pledged or secured Convertible Debentures, the Conversion Shares, the Buyers' Warrants, and/or the Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the expense of the New Holders, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Convertible Debentures, the Conversion Shares, the Buyers' Warrants, and/or Warrant Shares may reasonably request in connection with a pledge or transfer of the Convertible Debentures, the Conversion Shares, the Buyers' Warrants, and/or the Warrant Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders hereunder.

(h) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such New Holder and is a valid and binding agreement of such New Holder enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the New Holders that, except as set forth in the SEC Documents:

(a) Original Representations. The representations and warranties of the Company contained in the Original Agreement are hereby repeated in all respects for the benefit of the New Holders as of the date hereof.

(b) Liabilities. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the July 31, 2005 Company Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since July 31, 2004, and (c) litigation initiated by Bristol Investment Fund, Ltd., none of which have had or will have a Material Adverse Effect on the financial condition of the Company.

(c) Registration Forms. The Company meets the requirements for the use of Form S-1 or SB-2 (or, if the Company is then eligible, Form S-3) under the 1933 Act for the registration of the resale of the Conversion Shares and the shares of the Company's Common Stock to be issued upon exercise of the Buyers' Warrants and/or the Redemption Warrants.

(d) Non-Public Information. The Company confirms that neither it nor any person acting on its behalf has provided the New Holders, their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the New Holders will rely on the foregoing representation in effecting transactions in securities of the Company.

(e) Anti-Takeover Provisions. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to any of the New Holders as a result of the New Holders and the Company fulfilling their obligations or exercising their rights under the Purchase Agreement or this Amendment, including without limitation the Company's issuance of the Convertible Debentures, the Conversion Shares, the Buyers' Warrants, the Warrant Shares, the Redemption Warrants, and the Redemption Warrant Shares and the New Holders' ownership thereof.

(f) Sarbanes-Oxley. The Company is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 (the "Sarb-Ox"), as amended, and the rules and regulations hereunder, that are applicable to foreign private issuers and currently in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of Sarb-Ox not currently in effect at all times after the effectiveness of such provisions except where such noncompliance would not have or reasonably be expected to result in a material adverse effect or which would be reasonably likely to have a Material Adverse Effect on the transactions contemplated hereby or by the Transaction Documents.

(g) None of the matters set forth in the Purchase Agreement or this Amendment require the approval of the Company's shareholders.

5. AMENDMENTS TO ORIGINAL AGREEMENT. The parties hereto agree to the following amendments to the Original Agreement.

(a) Exhibits A, C and D to the Original Agreement are hereby amended and restated in the forms of amended and restated versions included in Exhibits A, C and D to this Amendment, and all references to such Exhibits shall refer to the amended exhibits.

All Convertible Debentures hereafter issuable in respect of the Convertible Debentures shall be in the form of Exhibit G to this Amendment. All "Redemption Warrants," as defined in the Convertible Debentures, shall be in the form of Exhibit I to this Agreement.

(b) Section 4 of the Original Agreement is hereby deleted in its entirety.

(c) Section 6 of the Original Agreement is amended by the amendment and restatement of Sections 6(c), 6(e), 6(f), 6(j) and 6(l) as follows:

(c) Reporting Status. Until the earlier of (i) the date as of which the Buyers may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyers shall have sold all the Conversion Shares, Warrant Shares and Redemption Warrant Shares and (B) none of the Convertible Debentures are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares, the Warrant Shares and Redemption Warrant Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Convertible Debentures, the exercise of all of the Buyers' Warrants and the exercise of all Redemption Warrants, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f) Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares, the Warrant Shares and, prior to the issuance of any Redemption Warrants, the Redemption Warrant Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board ("OTCBB") or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares, Warrant Shares and, prior to the issuance of any Redemption Warrants, the Redemption Warrant Shares from time to time issuable under the terms of this Agreement, the Convertible Debentures and the Buyers' Warrants and upon their issuance, if any, Redemption Warrants. The Company shall maintain the Common Stock's authorization for quotation on the OTCBB.

(j) Transactions With Affiliates. So long as any Convertible Debentures or Buyers' Warrants or Redemption Warrants are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the

Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement and (c) any agreement, transaction, commitment, or arrangement that is amended, modified, or supplemented in the ordinary course of business consistent with past practice. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(l) Restriction on Issuance of the Capital Stock. The Company covenants and agrees that, with the exception of Common Stock to be issued upon conversion of the Convertible Debentures, exercise of the Buyers' Warrants or exercise of the Redemption Warrants or pursuant to the Standby Equity Distribution Agreement dated December __, 2005 between the Company and Cornell, the Convertible Debenture dated May 20, 2005 issued to Cornell pursuant to the Securities Purchase Agreement dated May 20, 2005 by and between the Company and Cornell (the "May Convertible Debenture"), and the Series A Preferred Shares issued to Cornell pursuant to the Investment Agreement dated March 22, 2005 or pursuant to a commitment disclosed in the SEC Documents, so long as any of the principal amount or interest on the Convertible Debentures remain unpaid and unconverted, the Company shall not, without the prior consent of the Buyers, (i) issue or sell any common stock or preferred stock with or without consideration, (ii) issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, or (iv) file any registration statements on Form S-8. Provided the Company gives the Buyers two (2) days prior written notice, the foregoing restriction shall exclude options, warrants or other securities convertible or exchangeable into shares of common stock of the Company that were outstanding prior to the date hereof.

(d) Section 6 of the Original Agreement is amended by the addition of the following sections to the end thereof:

(m) Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange. Provided however that concurrently with the closing of Amendment No. 1 hereto, to the extent required under such Section 3(g), the Company shall prepare and circulate to the Buyers, for their approval, a press release in connection with this transaction. The Company shall release such press release within twenty four (24) hours of such approval by the Buyers. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Buyers, or include the name of the Buyers in any filing with the United States Securities and Exchange Commission, any SRO, or any state or federal governmental or regulatory agency, without the prior written consent of the Buyers, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under subclause (i) or (ii).

(n) 8-K. Upon the execution of Amendment No. 1 hereto, the Company shall prepare and file a Form 8-K within the time period prescribed by Form 8-K.

(e) Section 7 of the Original Agreement is hereby amended and restated in its entirety as follows:

7. TRANSFER AGENT INSTRUCTIONS.

The Company has issued the Irrevocable Transfer Agent Instructions to its transfer agent, Pacific Corporate Trust Company. The Company shall not change its transfer agent without the express written consent of all of the Buyers, which may be withheld by the Buyers in their sole discretion. Prior to registration of the Conversion Shares, Warrant Shares and/or, if applicable, Redemption Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 3(g) of Amendment No. 1 hereto. The Company

warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7, and stop transfer instructions to give effect to such Section 3(g) (in the case of the Conversion Shares, Warrant Shares and/or, if applicable, Redemption Warrant Shares prior to registration of such shares under the Securities Act) will be given by the Company to its transfer agent and that the Conversion Shares, Warrant Shares and, if applicable, Redemption Warrant Shares shall otherwise be freely transferable on the books and records of the Company (including to the extent provided in this Agreement and the Investor Registration Rights Agreement). Nothing in this Section 7 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares, Warrant Shares and/or, if applicable, Redemption Warrant Shares. If a Buyer provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer of any of the Conversion Shares, Warrant Shares and/or, if applicable, Redemption Warrant Shares is not required under the Securities Act, the Company shall within five (5) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(f) Section 10 of the Original Agreement is hereby amended and restated in its entirety as follows:

10. INDEMNIFICATION.

In consideration of the Buyers' execution and delivery of this Agreement and acquiring the Convertible Debentures, the Conversion Shares, the Buyers' Warrants, the Warrant Shares, and if applicable, Redemption Warrants and Redemption Warrant Shares hereunder and/or upon conversion or exercise of the Convertible Debentures, as applicable, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyers and each other holder of the Convertible Debentures, the Conversion Shares, the Buyers' Warrants, the Warrant Shares, Redemption Warrants and Redemption Warrant Shares, and all of their officers, directors, employees, shareholders, partners, members, managers and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyers Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyers Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyers Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures, the Buyers' Warrants, and, if applicable, the Redemption Warrants, the Irrevocable Transfer Agent Instructions or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Convertible Debentures, the Warrants, if applicable, the Redemption Warrants, the Irrevocable Transfer Agent Instructions or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Convertible Debentures, the Warrants, if applicable, the Redemption Warrants, the Irrevocable Transfer Agent Instructions, the Investors Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Buyers Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyers or any holder of the Convertible Debentures, the Conversion Shares, the Warrants, the Warrant Shares, and, if applicable, the Redemption Warrants or the Redemption Warrant Shares, as holders thereof. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(g) Section 11 of the Original Agreement is amended by the amendment and restatement of Sections 11(e), 11(g) and 11(i) as follows:

(e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and all of the Buyers.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any transferees of the Convertible Debentures or the Buyers' Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of all of the Buyers.

(i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 3, 4 and 5 of the Purchase Agreement as supplemented by Section 5 of Amendment No. 1 hereto, the agreements and covenants set forth in Section 6, and the indemnification provisions set forth in Section 10, shall survive the Closing for two years following the conversion of the Convertible Debentures. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(h) Section 11 of the Original Agreement is amended by the addition of the following sections to the end thereof:

(n) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyers and the Company will be entitled to specific performance under the Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(o) Replacement of the Convertible Debentures, Conversion Shares, Buyers' Warrants, Warrant Shares, Redemption Warrants, or Redemption Warrant Shares. If any certificate or instrument evidencing any Convertible Debentures, Conversion Shares, Buyers' Warrants, Warrant Shares, Redemption Warrants, or Redemption Warrant Shares is lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Convertible Debentures, Conversion Shares, Buyers' Warrants, Warrant Shares, Redemption Warrants, or Redemption Warrant Shares.

(p) Currency. All currency amounts herein and in any document hereunder are in U.S. dollars. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with U.S. GAAP.

(q) NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

(r) Independent Nature of Buyer's Obligations and Rights. The obligations of the Buyer under this Agreement are several and not joint with the obligations of any other purchaser under any other agreement, and the Buyers shall not be responsible in any way for the performance of the obligations of any other purchaser under any other agreements. The decision of the Buyers to purchase the Convertible Debentures and Buyers' Warrants pursuant to this Agreement has been made by such Buyers independently of any other purchaser. Nothing contained herein or in any of the other agreement, and no action taken by Buyers pursuant thereto, shall be deemed to constitute the Buyers and any other purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with others with respect to such obligations or the transactions contemplated hereby. The Buyers acknowledge that no other purchaser has acted as agent for Buyers in connection with making its investment hereunder and that no other purchaser will be acting as agent of the Buyers in connection with monitoring its investment in the Convertible Debentures, Buyers' Warrants, Conversion Shares, the Warrant Shares, Redemption Warrants, or Redemption Warrant Shares or enforcing its rights under this Agreement. The Buyers shall be entitled to independently protect and enforce their rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other purchaser to be joined as an additional party in any proceeding for such purpose.

(s) The term "Redemption Warrant" has the meaning set forth in the Convertible Debentures. The term "Redemption Warrant Shares" refers to the shares of Common Stock issuable upon conversion of any Redemption Warrants.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THIS AMENDMENT.

The obligation of the Company hereunder to issue the Convertible Debentures to the New Holders on the date hereof is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) The New Holders shall have executed this Amendment and the Transaction Documents and delivered them to the Company.

(b) The representations and warranties of the New Holders in Section 3 shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the New Holders shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the New Holders on or prior to the date hereof.

7. CONDITIONS TO THE NEW HOLDERS' CONSUMMATION OF THE TRANSFER

The consummation of the New Holders' consummation of the Transfer is subject to the satisfaction of each of the following conditions:

(a) The Company shall have executed this Amendment and the Transaction Documents and delivered them to the New Holders.

(b) The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason.

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. If requested by the New Holders, the New Holders shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the New Holders including, without limitation an update as of the Closing Date regarding the representation contained in Section 3(c) above.

(d) The Company shall have executed and delivered to the New Holders the Convertible Debentures and the Buyers' Warrants in the respective amounts set forth on Schedule I attached hereto.

(e) The New Holders shall have received an opinion of counsel from Greenberg Traurig, LLP in a form satisfactory to the New Holders.

(f) The Company shall have provided to the New Holders an acknowledgement, to the satisfaction of the New Holders, from the Company's certified public accountant as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

(g) The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debenture and the exercise of the Buyers' Warrants, shares of Common Stock to effect the conversion and/or exercise of all of the Convertible Debentures and Buyers' Warrants then outstanding.

(h) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the New Holders, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(i) The New Holders shall have received an opinion from Cadesky and Associates in a form satisfactory to the New Holders.

(j) The New Holders shall have received an opinion of counsel from Nairy Der Arakellian Merheje-Law Office in a form satisfactory to the New Holders.

(k) The New Holders shall have received an opinion of counsel from Greenberg Traurig, LP in a form satisfactory to the New Holders.

(l) The New Holders shall have received an opinion of counsel from Austring, Fendrick, Fairman, & Parkkari in a form satisfactory to the New Holders.

(m) The New Holders shall have received an opinion of counsel from counsel to LCC Global Limited.

(n) The New Holders shall have received an opinion from Clark Wilson in a form satisfactory to the New Holders.

(o) The Company shall have provided to the New Holders a certificate of good standing from the secretary of state from the state in which the company is incorporated. evidencing the incorporation and good standing of the Company in the Yukon Territory issued by the Registrar of Corporations as of a date within ten (10) days of the date hereof.

(p) The Company shall have provided to the New Holders a certified copy the Company's charter and/or any and all documents which comprise the Company's charter.

(q) The New Holders shall have received from the Company a secretary's certificate, dated as of the closing date of the Transfer, certifying as to (A) resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the date hereof.

8. MISCELLANEOUS. This Amendment shall be interpreted in accordance with the terms of the Original Agreement. Except as specifically amended hereby, the Original Agreement shall remain in full force and effect, and all references to the "Agreement" in the Original Agreement refer to the Original Agreement, as amended hereby.

9. GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of New Jersey, without regard to conflicts of laws principles that would require the application of any other law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company, Original Buyers, LCC and New Holders have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SMARTIRE SYSTEMS INC.

By: ______________________________
Name: Jeff Finkelstein
Title: Chief Financial Officer

ORIGINAL BUYERS:

CORNELL CAPITAL PARTNERS

By: Yorkville Advisors, LLC
Its: General Partner

By: ______________________________
Name: Mark Angelo
Title: President and Portfolio Manager

HIGHGATE HOUSE FUNDS

By: Yorkville Advisors, LLC
Its: General Partner

By: ______________________________
Name: Adam Gottbetter
Title: Portfolio Manager

LCC:

LCC GLOBAL LIMITED

By: Atlas Alpha Services Limited

Its: Director

By: ______________________________
Name:

IN WITNESS WHEREOF, the Company, Original Buyers, LCC and New Holders have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SMARTIRE SYSTEMS INC.

By:______________________________
Name: Jeff Finkelstein
Title: President and Chief Financial Officer

ORIGINAL BUYERS:

CORNELL CAPITAL PARTNERS

By: Yorkville Advisors, LLC
Its: General Partner

By:______________________________
Name: Mark Angelo
Title: President and Portfolio Manager

HIGHGATE HOUSE FUNDS

By: Yorkville Advisors, LLC
Its: General Partner

By:______________________________
Name: Adam Gottbetter
Title: Portfolio Manager

LCC:

LCC GLOBAL LIMITED

By: Atlas Alpha Services Limited

Its: Director

By:______________________________
Name:

IN WITNESS WHEREOF, the Company, Original Buyers, LCC and New Holders have caused this Amendment No. 1 to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SMARTIRE SYSTEMS INC.

By:________________________________
Name: Jeff Finkelstein
Title: President and Chief Financial Officer

ORIGINAL BUYERS:

CORNELL CAPITAL PARTNERS

By: Yorkville Advisors, LLC
Its: General Partner

By:________________________________
Name: Mark Angelo
Title: President and Portfolio Manager

HIGHGATE HOUSE FUNDS

By: Yorkville Advisors, LLC
Its: General Partner

By:________________________________
Name: Adam Gottbetter
Title: Portfolio Manager

LCC:

LCC GLOBAL LIMITED

By: Atlas Alpha Services Limited

Its: Director

By: ________________________________
Name: Melina Dionysiou

ATLAS ALPHA SERVICES LTD

LCC GLOBAL LIMITED

Its:

NEW HOLDERS:

STAROME INVESTMENTS LIMITED

By: __________________
Name: Bedros Der Arakelian

Its: Director

By: __________________
Name: Nairy Merheje

Its: Director

XENTENIAL HOLDINGS LIMITED

By: __________________
Name: Bedros Der Arakelian

Its: Director

By: __________________
Name: Nairy Merheje

Its: Director

STARAIM ENTERPRISES LIMITED

By: __________________
Name: Bedros Der Arakelian

Its: Director

By: __________________
Name: Nairy Merheje

Its: Director

EXHIBIT A

FORM OF INVESTOR REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF ESCROW AGREEMENT

EXHIBIT C

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT D

FORM OF WARRANT

EXHIBIT E

US Questionnaire

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Securities Purchase Agreement.

This Questionnaire is for completion by the Investor, who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")). The purpose of this Questionnaire is to assure the Company that the Investor will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws in connection with the transactions contemplated by the Securities Purchase Agreement. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. This Questionnaire is not an offer of any securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Investor agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the transactions contemplated by the Securities Purchase Agreement.

10. The Investor covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Investor satisfies)

Category 1 An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of US $5,000,000;

Category 2 A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4 A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as

defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the *Securities Exchange Act of 1934* (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the *Investment Company Act of 1940* (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the *Small Business Investment Act of 1958* (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the *Employee Retirement Income Security Act of 1974* (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5 A private business development company as defined in Section 202(a)(22) of the *Investment Advisers Act of 1940* (United States);

Category 6 A director or executive officer of the Company;

Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Investors claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Investor's status as an Accredited Investor.

11. If the Investor is an entity which initialed Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

12. ____

13. ____

The Investor hereby certifies that the information contained in this Questionnaire is complete and accurate and the Investor will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Investor represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 2005.

If a Corporation, Partnership or Other Entity:	If an Individual:
Print or Type Name of Entity	Signature
Signature of Authorized Signatory	Print or Type Name
Type of Entity	Social Security/Tax I.D. No.

EXHIBIT F

ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure SmarTire Systems Inc. (the "Company") that the undersigned (the "Subscriber") will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 ("MI 45-103"), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission (each, a "local jurisdiction"), in respect of a proposed private placement of securities by the Company (the "Transaction"). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Subscriber covenants, represents and warrants to the Company that:

1. the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

2. the Subscriber satisfies one or more of the categories of "accredited investor" (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

   (a) ☐ a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada);

   (b) ☐ the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

   (c) ☐ an association under the *Cooperative Credit Associations Act* (Canada) located in Canada;

   (d) ☐ a subsidiary of any person or company referred to in paragraphs 2(a) to 2(c), where the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

   (e) ☐ a person or company registered under the *Securities Act* (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario);

   (f) ☐ an individual registered or formerly registered under the *Securities Act* (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the *Securities Act* (British Columbia), or under securities legislation in another jurisdiction of Canada, as an

adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario);

(g) ☐ the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

(h) ☐ a municipality, public board or commission in Canada;

(i) ☐ a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(j) ☐ a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

(k) ☐ a registered charity under the *Income Tax Act* (Canada);

(l) ☐ an individual who beneficially owns, or who together with a spouse beneficially owns, directly or indirectly, financial assets (defined in MI 45-103 to mean cash and securities) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;

(m) ☐ an individual whose net income before taxes exceeded CDN.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN.$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding that net income level in the current year;

(n) ☐ a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

(o) ☐ a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes it securities only to persons or companies that are accredited investors;

(p) ☐ a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which a receipt has been issued by the regulator;

(q) ☐ an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs 2(a) through 2(e) and paragraph 2(j) in form and function; or

(r) ☐ a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of ________________, ________.

If a Corporation, Partnership or Other Entity:	If an Individual:
______________________________	______________________________
Print or Type Name of Entity	Signature
______________________________	______________________________
Signature of Authorized Signatory	Print or Type Name
______________________________	
Type of Entity	

EXHIBIT G

Form 45-903F1

EXHIBIT H

Form of Convertible Debenture

EXHIBIT I

Form of Redemption Warrant

SCHEDULE I

SCHEDULE OF NEW HOLDERS

Name	Address/Facsimile Number of Buyer	Amount of Subscription
Starome Investments Limited	Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012, Nicosia, Cyprus	$20,000,000
With a copy to: Charles J. Downey III, Esq.	Finn Dixon & Herling LLP One Landmark Square, Suite 1400 Stamford, CT 06901 Facsimile: (203)348-5777	
Xentennial Holdings Limited	Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012, Nicosia, Cyprus	$8,000,000
With a copy to: David Gonzalez, Esq.	101 Hudson Street – Suite 3700 Jersey City, NJ 07302 Facsimile: (201) 985-8266	
Staraim Enterprises Limited	Athalassas, 47 2nd Floor, Flat/Office 202 Strovolos, P.C. 2012, Nicosia, Cyprus	$2,000,000
With a copy to: David Gonzalez, Esq.	101 Hudson Street – Suite 3700 Jersey City, NJ 07302 Facsimile: (201) 985-8266	

REDEMPTION WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

SMARTIRE SYSTEMS INC.

Redemption Warrant to Purchase Common Stock
(Issued Pursuant to Convertible Debenture)

Warrant No.: ____ Number of Shares: [________]

Date of Issuance: __________, 200__

Smartire Systems Inc., a corporation organized and existing under the laws of the Yukon Territory (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Starome Investments Limited ("Starome"), a corporation organized under the laws of Cyprus, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) [____] ([____________________]) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the exercise price per share provided in Section 1(b) below or as subsequently adjusted; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise, except within sixty (60) days of the Expiration Date. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised

Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Section 1.

(a) This Warrant is a "Redemption Warrant" issued pursuant to an amended and restated convertible debenture dated December __, 2005 by and between the Company and Starome Investments Limited (the "Convertible Debenture").

(b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(i) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(ii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(iii) "Closing Bid Price" means the closing bid price of Common Stock as quoted on the Principal Market (as reported by Bloomberg Financial Markets ("Bloomberg") through its "Volume at Price" function).

(iv) "Common Stock" means (i) the Company's common stock, no par value per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(v) "Excluded Securities" means, provided such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Bid Prices of the Common Stock for the ten (10) consecutive trading days immediately preceding the date of issuance, any of the following: (a) any issuance by the Company of securities in connection with

a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (c) any shares of capital stock or other securities exercisable for or convertible into shares of capital stock pursuant to a commitment arising on or prior to the date hereof and (d) options to purchase shares of Common Stock, provided (I) such options are issued after the date of this Warrant to employees of the Company within thirty (30) days of such employee's starting his employment with the Company, and (II) the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option.

(vi) "Expiration Date" means [Five Years from date of issuance] or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

(vii) "Issuance Date" means [Insert].

(viii) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(ix) "Other Securities" means (i) those options and warrants of the Company issued prior to, and outstanding on, the Issuance Date of this Warrant, (ii) the shares of Common Stock issuable on exercise of such options and warrants, provided such options and warrants are not amended after the Issuance Date of this Warrant and (iii) the shares of Common Stock issuable upon exercise of this Warrant.

(x) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xi) "Principal Market" means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, whichever is at the time the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, if no bid or sale information is reported for such security by Bloomberg, then the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

(xii) "Registration Rights" the shares of the Company's Common Stock underlying this warrant shall have "piggy-back" and demand registration rights.

(xiii) "Securities Act" means the Securities Act of 1933, as amended.

(xiv) "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement thereof.

(xv) "Warrant Exercise Price" shall be [____________________] (U.S.$[______]) or as subsequently adjusted as provided in Section 8 hereof.

(xvi) "Warrant Shares" means the shares of Common Stock issuable at any time upon exercise of this Warrant.

(c) Other Definitional Provisions.

(i) Except as otherwise specified herein, all references herein (A) to the Company shall be deemed to include the Company's successors and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii) When used in this Warrant, the words "herein", "hereof", and "hereunder" and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section", "Schedule", and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

(iii) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

Section 2. Exercise of Warrant. Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, pro rata as hereinafter provided, at any time on any Business Day on or after the opening of business on such Business Day, commencing with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds and (iii) the surrender of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company as soon as practicable following such date. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the third (3rd) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the "Exercise Delivery Documents"), and if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible, then the Company shall, on or before the third (3rd) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight

delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Bid Price to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(a) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this exercised Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this exercised Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

(b) No fractional Warrant Shares are to be issued upon any pro rata exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

(c) If the Company or its Transfer Agent shall fail for any reason or for no reason to issue to the holder within ten (10) days of receipt of the Exercise Delivery Documents, a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of Warrant Shares to which the holder is entitled upon the holder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the product of (A) the sum of the number of Warrant Shares not issued to the holder on a timely basis and to which the holder is entitled, and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

(d) If within ten (10) days after the Company's receipt of the Exercise Delivery Documents, the Company fails to deliver a new Warrant to the holder for the number of Warrant Shares to which such holder is entitled pursuant to Section 2 hereof, then, in addition to any other available remedies under this Warrant, or otherwise available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th) day that such delivery of such new Warrant is not timely effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid Price of the Common Stock for the trading day immediately preceding the last possible date which the Company could have issued such Warrant to the holder without violating this Section 2.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price. If at any time the Company does not have a sufficient number of shares of Common Stock authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

(d) If at any time after the date hereof the Company shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

(e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the

tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

Section 4. Taxes. The Company shall pay any and all taxes, except any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale in violation of the Securities Act and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a

condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

Section 7. Ownership and Transfer.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

(a) Adjustment of Warrant Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever after the Issuance Date of this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than (i) Excluded Securities and (ii) shares of Common Stock which are issued or deemed to have been issued by the Company in connection with an Approved Stock Plan or upon exercise or conversion of the Other Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Warrant Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Warrant Exercise Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

(i) Issuance of Options. Subject to Section (a) above, if after the date hereof, the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any convertible securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest amounts of

consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option or upon conversion or exchange of any convertible security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities.

(ii) Issuance of Convertible Securities. Subject to Section (a) above, if the Company in any manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the convertible security and upon conversion or exchange of such convertible security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or convertible securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be correspondingly readjusted. For purposes of this Section 8(b)(iii), if the terms of any Option or convertible security that was outstanding as of the Issuance Date of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment pursuant to this Section 8(b) shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

(c) Effect on Warrant Exercise Price of Certain Events. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

(i) Calculation of Consideration Received. If any Common Stock, Options or convertible securities are issued or sold or deemed to have been issued or sold for

cash, the consideration received therefore will be deemed to be the net amount received by the Company therefore. If any Common Stock, Options or convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the market price of such securities on the date of receipt of such securities. If any Common Stock, Options or convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefore will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Warrants representing at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

(ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

(iii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

(iv) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to subscribe for or purchase Common Stock, Options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, any Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant

combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case:

(i) any Warrant Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the Closing Sale Price of the Common Stock on the trading day immediately preceding such record date; and

(ii) either (A) the number of Warrant Shares obtainable upon exercise of this Warrant shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i), or (B) in the event that the Distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant shall receive an additional warrant to purchase Common Stock, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

(f) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided, except as set forth in section 8(d),that no such adjustment pursuant to this Section 8(f) will increase the

Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

(g) Notices.

(i) Immediately upon any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment. Furthermore, at any time, upon request by the holder of this Warrant, the Company will provide a written statement of the then-current Warrant Exercise Price, setting forth in reasonable detain the calculation of any prior adjustments.

(ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

(a) In addition to any adjustments pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor

resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the holders of Warrants representing at least two-thirds (iii) of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to deliver to each holder of Warrants in exchange for such Warrants, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holders of the Warrants (including an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrants without regard to any limitations on exercise, if the value so reflected is less than any Applicable Warrant Exercise Price immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holders of Warrants representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding) to insure that each of the holders of the Warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore issuable and receivable upon the exercise of such holder's Warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of Warrant Shares which would have been issuable and receivable upon the exercise of such holder's Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of this Warrant).

Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Starome:

Starome Investments Limited
Athalassas, 47
2nd Floor, Flat/Office 202
Strovolos, P.C. 2012, Nicosia, Cyprus
Attention:
Telephone:
Facsimile:

With Copy to:	Finn Dixon & Herling, LLP One Landmark Square, Suite 1400 Stamford, CT 06901 Attention: Charles J. Downey III, Esq. Telephone: (203)325-5000 Facsimile: (203)348-5777
If to the Company, to:	Smartire Systems Inc. Richmond Corporate Centre Suite 150-13151 Vanier Place Richmond, British Columbia Canada V6V 2J1 Attention: Jeff Finkelstein - Chief Financial Officer Telephone: (604) 276-9884 Facsimile: (604) 276-2353
With a copy to:	Greenberg Traurig, LLP 200 Park Avenue New York, NY 10166 Attention: Michael Pflaum, Esq. Telephone: (212) 801-9200 Facsimile: (212) 801-6400

If to a subsequent holder of this Warrant, to it at the address and facsimile number set forth herein , with copies to such holder's representatives , or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 12. Date. The date of this Warrant is set forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect at 11:59 p.m. Eastern Time on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(b) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Warrants representing at least two-thirds of the Warrant Shares issuable upon exercise of the Warrants then outstanding; provided that, except for Section 8(d), no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock obtainable upon exercise of any Warrant without the written consent

of the holder of such Warrant. For purposes of Section 9(b) and this Section 13, "Warrants" means this Warrant and any warrants issued upon transfer, assignment, exercise or replacement thereof.

Section 14. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New Jersey. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Hudson County and the United States District Court for the District of New Jersey, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 15. Waiver of Jury Trial. **AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.**

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

SMARTIRE SYSTEMS INC.

By:______________________________
Name: Jeff Finketstein
Title: Chief Financial Officer

EXHIBIT A TO WARRANT

EXERCISE NOTICE

TO BE EXECUTED
BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

SMARTIRE SYSTEMS INC.

The undersigned holder hereby exercises the right to purchase _____________ of the shares of Common Stock ("Warrant Shares") of Smartire Systems Inc., a corporation organized and existing under the laws of the Yukon Territory (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as a "Cash Exercise" with respect to _____________ Warrant Shares.

2. Payment of Warrant Exercise Price. The holder shall pay the sum of $_____________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder _________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:_________________________
Name:_______________________
Title:_______________________

EXHIBIT B TO WARRANT

FORM OF WARRANT POWER

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to _______________, Federal Identification No. _________, a warrant to purchase ___________ shares of the capital stock of Smartire Systems Inc., a corporation organized and existing under the laws of the Yukon Territory, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint _____________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:___________________________ ______________________________

By:____________________________
Name:__________________________
Title:___________________________